Exhibit 99.1

Jabil Posts Second Quarter Results

Diversification Strategy Continues to Drive Positive Results

ST. PETERSBURG, Fla. – March 14, 2019 – Today, Jabil Inc. (NYSE: JBL), reported preliminary, unaudited financial results for its second quarter of fiscal year 2019.

“I’m extremely pleased with our outstanding second quarter results, which further demonstrate the success of our diversification strategy,” said CEO Mark Mondello. “Quite simply, our approach is working, both in terms of our strategy and operational excellence. This is well-illustrated by our performance in the first half of the fiscal year,” he added.

Second Quarter of Fiscal Year 2019 Highlights:

•	Net revenue: $6.1 billion

•	Diversified Manufacturing Services (DMS) year-on-year revenue decrease: 7 percent

•	Electronics Manufacturing Services (EMS) year-on-year revenue growth: 33 percent

•	U.S. GAAP operating income: $154.0 million

•	U.S. GAAP diluted earnings per share: $0.43

•	Core operating income (Non-GAAP): $191.1 million

•	Core diluted earnings per share (Non-GAAP): $0.64

Healthcare Business Update:

During the second fiscal quarter, Jabil successfully transitioned the first two sites from Johnson & Johnson Medical Devices Companies (JJMDC) as part of the previously announced strategic collaboration between the companies.

“I’m honored to welcome our new employees from these outstanding healthcare facilities,” said Mondello. “Our new team members bring forward terrific experience, elevating and expanding Jabil’s capabilities in our healthcare business,” he added.

General Business Update:

“As we move into the back half of our fiscal year, our outlook for revenue and core EPS remain strong, supported by strength in our healthcare, retail, cloud and industrial businesses,” said Mondello.

Third Quarter of Fiscal Year 2019 Outlook:

• Net revenue	$5.7 billion to $6.3 billion
• U.S. GAAP operating income	$106 million to $167 million
• U.S. GAAP diluted earnings per share	$0.19 to $0.46 per diluted share
• Core operating income (Non-GAAP) (1)	$150 million to $200 million
• Core diluted earnings per share (Non-GAAP) (1)	$0.47 to $0.67 per diluted share
• Diversified Manufacturing Services revenue	Decrease 12 percent year-on-year
• Electronics Manufacturing Services revenue	Increase 27 percent year-on-year
• Total company revenue	Increase 10 percent year-on-year

(1) Core operating income and core diluted earnings per share exclude anticipated adjustments of $7.0 million for amortization of intangibles (or $0.05 per diluted share), $15.0 million for stock-based compensation expense and related charges (or $0.09 per diluted share), $6.0 to $3.0 million for restructuring and related charges (or $0.04 to $0.02 per diluted share) and $16.0 to $8.0 million for acquisition and integration charges (or $0.10 to $0.05 per diluted share).

(Definitions: “U.S. GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as U.S. GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition and integration charges, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges and business interruption and impairment charges, net. Jabil defines core earnings as U.S. GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition and integration charges, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, business interruption and impairment charges, net, impairment on securities, income (loss) from discontinued operations, gain (loss) on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core diluted earnings per share as core earnings divided by the weighted average number of outstanding diluted shares as determined under U.S. GAAP. Jabil calculates its core return on invested capital (“ROIC”) by annualizing its after-tax core operating income for its most recently ended quarter and dividing that by a two quarter average net invested capital base. The Company calculates its after-tax core operating income as its core operating income less a certain tax effect (the amount is determined by applying the core effective tax rate to core operating income less interest expense). The Company calculates its average net invested capital base as the sum of the averages of its stockholders’ equity, current and non-current portions of its notes payable and long-term debt less the average of its cash and cash equivalents. The calculation of the averages discussed in the previous sentence is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter and dividing by two. Jabil defines adjusted free cash flow as net cash provided by (used in) operating activities plus cash receipts on sold receivables less net capital expenditures (acquisition of property, plant and equipment less proceeds and advances from sale of property, plant and equipment). Jabil reports core operating income, core earnings, core diluted earnings per share, core ROIC and adjusted free cash flow to provide investors an additional method for assessing operating income, earnings, diluted earnings per share and free cash flow from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its U.S. GAAP operating income, its calculation of core earnings and core diluted earnings per share to its U.S. GAAP net income and U.S. GAAP earnings per share and additional information in the supplemental information.)

Forward Looking Statements: This release contains forward-looking statements, including those regarding our anticipated financial results for our second quarter of fiscal year 2019 and our guidance for future financial performance in our third quarter of fiscal year 2019 (including, net revenue, total company and segment revenue, U.S. GAAP operating income, U.S. GAAP diluted earnings per share, core operating income (Non-GAAP), core diluted earnings per share (Non-GAAP) results and the components thereof, including but not limited to amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges and acquisition and integration charges). The statements in this release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from our current expectations. Such factors include, but are not limited to: our determination as we finalize our financial results for our second quarter of fiscal year 2019 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; unexpected, adverse seasonal impacts on demand; performance in the markets in which we operate; changes in macroeconomic conditions; the occurrence of, success and expected financial results from, product ramps; our ability to maintain and improve costs, quality and delivery for our customers; whether our restructuring activities and the realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; reliance on a limited number of suppliers for critical components; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; and adverse changes in political conditions, in the U.S. and internationally, including, among others, adverse changes in tax laws and rates and our ability to estimate and manage their impact. Additional factors that could cause such differences can be found in our Annual Report on Form 10-K for the fiscal year ended August 31, 2018 and our other filings with the Securities and Exchange Commission. We assume no obligation to update these forward-looking statements.

Supplemental Information Regarding Non-GAAP Financial Measures: Jabil provides supplemental, non-GAAP financial measures in this release to facilitate evaluation of Jabil’s core operating performance. These non-GAAP measures exclude certain amounts that are included in the most directly comparable U.S. GAAP measures, do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes these “core” financial measures are useful measures that facilitate evaluation of the past and future performance of Jabil’s ongoing operations on a comparable basis.

Jabil reports core operating income, core earnings, core diluted earnings per share, core ROIC and adjusted free cash flows to provide investors an additional method for assessing operating income, earnings, earnings per share and free cash flow from what it believes are its core manufacturing operations. Among other uses, management uses non-GAAP financial measures to make operating decisions, assess business performance and as a factor in determining certain employee performance when determining incentive compensation. The Company determines the tax effect of the items excluded from core earnings and core diluted earnings per share based upon evaluation of the statutory tax treatment and the applicable tax rate of the jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain jurisdictions where the Company does not expect to realize a tax benefit (due to existing tax incentives or a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets), a reduced or 0% tax rate is applied. Detailed definitions of certain of the core financial measures are included above under “Definitions” and a reconciliation of the disclosed core financial measures to the most directly comparable U.S. GAAP financial measures is included under the heading “Supplemental Data” at the end of this release.

Meeting and Replay Information: Jabil will hold a conference call to discuss its second quarter results today at 4:30 p.m. ET. To access the live audio webcast and view the accompanying slide presentation, visit the Investor Relations section of Jabil’s website, located at https://investors.jabil.com. An archived replay of the webcast will also be available after completion of the call.

About Jabil: Jabil (NYSE: JBL) is a product solutions company providing comprehensive design, manufacturing, supply chain and product management services. Operating from over 100 facilities in 29 countries, Jabil delivers innovative, integrated and tailored solutions to customers across a broad range of industries. For more information, visit jabil.com.

Investor Contact

Adam Berry

Vice President, Investor Relations

(727) 803-5772

Adam_Berry@jabil.com

Media Contact

Michelle Smith

Vice President, Corporate Communications

(727) 803-3534

Michelle_Smith@jabil.com

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	February 28, 2019 (unaudited)	August 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$749,057	$1,257,949
Accounts receivable, net	2,543,615	1,693,268
Contract assets	832,889	—
Inventories, net	3,248,273	3,457,706
Prepaid expenses and other current assets	532,223	1,141,000

Total current assets	7,906,057	7,549,923
Property, plant and equipment, net	3,279,505	3,198,016
Goodwill and intangible assets, net	901,735	906,876
Deferred income taxes	194,015	218,252
Other assets	195,282	172,574

Total assets	$12,476,594	$12,045,641

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable and long-term debt	$175,186	$25,197
Accounts payable	4,900,070	4,942,932
Accrued expenses	2,676,604	2,262,744

Total current liabilities	7,751,860	7,230,873
Notes payable and long-term debt, less current installments	2,482,387	2,493,502
Other liabilities	132,882	94,617
Income tax liabilities	133,066	148,884
Deferred income taxes	117,547	114,385

Total liabilities	10,617,742	10,082,261

Commitments and contingencies
Equity:
Jabil Inc. stockholders’ equity:
Preferred stock	—	—
Common stock	260	257
Additional paid-in capital	2,264,966	2,218,673
Retained earnings	1,966,100	1,760,097
Accumulated other comprehensive loss	(13,253)	(19,399)
Treasury stock, at cost	(2,370,898)	(2,009,371)

Total Jabil Inc. stockholders’ equity	1,847,175	1,950,257
Noncontrolling interests	11,677	13,123

Total equity	1,858,852	1,963,380

Total liabilities and equity	$12,476,594	$12,045,641

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share data)

(Unaudited)

	Three Months Ended		Six months Ended
	February 28, 2019	February 28, 2018	February 28, 2019	February 28, 2018

Net revenue	$6,066,990	$5,301,101	$12,573,265	$10,886,633
Cost of revenue	5,612,116	4,903,968	11,598,741	10,020,215

Gross profit	454,874	397,133	974,524	866,418

Operating expenses:
Selling, general and administrative	282,142	243,940	560,268	536,995
Research and development	10,155	8,344	21,298	17,453
Amortization of intangibles	7,777	9,890	15,423	19,869
Restructuring and related charges	817	5,427	6,842	16,815

Operating income	153,983	129,532	370,693	275,286
Interest and other, net	53,157	43,270	104,980	81,585

Income before income tax	100,826	86,262	265,713	193,701
Income tax expense	33,219	48,734	74,032	92,254

Net income	67,607	37,528	191,681	101,447
Net income attributable to noncontrolling interests, net of tax	253	220	727	344

Net income attributable to Jabil Inc.	$67,354	$37,308	$190,954	$101,103

Earnings per share attributable to the stockholders of Jabil Inc.:
Basic	$0.44	$0.21	$1.21	$0.58

Diluted	$0.43	$0.21	$1.19	$0.57

Weighted average shares outstanding:
Basic	154,725	174,635	158,160	175,792

Diluted	156,737	176,953	160,413	178,578

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six months ended
	February 28, 2019	February 28, 2018
Cash flows provided by (used in) operating activities:
Net income	$191,681	$101,447
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	381,510	382,322
Restructuring and related charges	(3,212)	9,263
Recognition of stock-based compensation expense and related charges	32,946	59,938
Deferred income taxes	23,921	(24,535)
Provision for allowance for doubtful accounts	5,598	17,271
Other, net	38,559	(792)

Change in operating assets and liabilities, exclusive of net assets acquired:
Accounts receivable	(365,192)	(1,245,493)
Contract assets	(815,144)	—
Inventories	225,036	(418,307)
Prepaid expenses and other current assets	(4,895)	(95,187)
Other assets	(10,170)	(19,272)
Accounts payable, accrued expenses and other liabilities	407,127	369,346

Net cash provided by (used in) operating activities	107,765	(863,999)

Cash flows (used in) provided by investing activities:
Acquisition of property, plant and equipment	(537,140)	(544,401)
Proceeds and advances from sale of property, plant and equipment	144,968	236,316
Cash paid for business and intangible asset acquisitions, net of cash	(80,778)	(95,858)
Cash receipts on sold receivables	96,846	1,162,184
Other, net	(13,504)	(2,360)

Net cash (used in) provided by investing activities	(389,608)	755,881

Cash flows used in financing activities:
Borrowings under debt agreements	6,182,931	4,690,570
Payments toward debt agreements	(6,046,181)	(4,555,233)
Payments to acquire treasury stock	(350,323)	(225,108)
Dividends paid to stockholders	(27,422)	(30,431)
Net proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	14,587	12,838
Treasury stock minimum tax withholding related to vesting of restricted stock	(11,204)	(22,343)
Other, net	(1,500)	(11,237)

Net cash used in financing activities	(239,112)	(140,944)

Effect of exchange rate changes on cash and cash equivalents	12,063	(61)

Net decrease in cash and cash equivalents	(508,892)	(249,123)
Cash and cash equivalents at beginning of period	1,257,949	1,189,919

Cash and cash equivalents at end of period	$749,057	$940,796

JABIL INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF U.S. GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(in thousands, except for per share data)

(Unaudited)

	Three months ended		Six months ended
	February 28, 2019	February 28, 2018	February 28, 2019	February 28, 2018
Operating income (U.S. GAAP)	$153,983	$129,532	$370,693	$275,286

Amortization of intangibles	7,777	9,890	15,423	19,869
Stock-based compensation expense and related charges	15,697	15,039	32,946	67,784
Restructuring and related charges	817	5,427	6,842	16,815
Distressed customer charge	—	14,706	—	14,706
Business interruption and impairment charges, net	—	4,002	(2,860)	11,356
Acquisition and integration charges	12,785	—	21,675	—

Adjustments to operating income	37,076	49,064	74,026	130,530

Core operating income (Non-GAAP)	$191,059	$178,596	$444,719	$405,816

Net income attributable to Jabil Inc. (U.S. GAAP)	$67,354	$37,308	$190,954	$101,103
Adjustments to operating income	37,076	49,064	74,026	130,530
Adjustments for taxes(1)	(4,219)	29,771	(17,962)	29,054

Core earnings (Non-GAAP)	$100,211	$116,143	$247,018	$260,687

Diluted earnings per share (U.S. GAAP)	$0.43	$0.21	$1.19	$0.57

Diluted core earnings per share (Non-GAAP)	$0.64	$0.66	$1.54	$1.46

Diluted weighted average shares outstanding (U.S. GAAP and Non-GAAP)	156,737	176,953	160,413	178,578

(1)

The six months ended February 28, 2019 includes a $13.3 million income tax benefit for the effects of the Tax Act recorded during the three months ended November 30, 2018. Includes $30.9 million, which is comprised of the provisional one-time transition tax as required by the Tax Act and the provisional impact of the Tax Act to the re-measurement of U.S. deferred tax attributes for the three months and six months ended February 28, 2018, respectively.

JABIL INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

ROIC & Core ROIC

(in thousands)

(Unaudited)

	Three Months Ended
	February 28, 2019	February 28, 2018
Numerator:
Operating income (U.S. GAAP)	$153,983	$129,532
Tax effect (1)	(35,525)	(51,827)

After-tax operating income	118,458	77,705
	x4	x4

Annualized after-tax operating income	$473,832	$310,820

Core operating income (Non-GAAP)	$191,059	$178,596
Tax effect (2)	(39,338)	(19,730)

After-tax core operating income	151,721	158,866
	x4	x4

Annualized after-tax core operating income	$606,884	$635,464

Denominator:
Average total Jabil Inc. stockholders’ equity (3)	$1,869,546	$2,305,917
Average notes payable and long-term debt, less current installments (3)	2,485,149	1,937,456
Average current installments of notes payable and long-term debt (3)	100,190	227,089
Average cash and cash equivalents (3)	(776,733)	(843,527)

Net invested capital base	$3,678,152	$3,626,935

Return on Invested Capital (U.S. GAAP)	12.9%	8.6%
Adjustments noted above	3.6%	8.9%
Core Return on Invested Capital (Non-GAAP)	16.5%	17.5%

(1)	The tax effect is calculated by applying the U.S. GAAP effective tax rate for the three months ended February 28, 2019 and 2018 to U.S. GAAP operating income less interest expense.
(2)	The tax effect is calculated by applying the core effective tax rate for the three months ended February 28, 2019 and 2018 to core operating income less interest expense.
(3)	The average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter and dividing by two.

JABIL INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

ADJUSTED FREE CASH FLOW

(in thousands)

(Unaudited)

	Six months ended
	February 28, 2019	February 28, 2018
Net cash provided by (used in) operating activities (U.S. GAAP)(1)	$107,765	$(863,999)
Cash receipts on sold receivables	96,846	1,162,184

Adjusted cash provided by operating activities (Non-GAAP)	$204,611	$298,185
Acquisition of property, plant and equipment	(537,140)	(544,401)
Proceeds and advances from sale of property, plant and equipment	144,968	236,316

Adjusted free cash flow (Non-GAAP)	$(187,561)	$(9,900)

(1)

In fiscal year 2019, the adoption of Accounting Standards Update (“ASU”) 2016-15, “Classification of Certain Cash Receipts and Cash Payments” resulted in a reclassification of cash flows from operating activities to investing activities for cash receipts for the deferred purchase price receivable on asset-backed securitization transactions. The adoption of this standard does not reflect a change in the underlying business or activities. The effects of this change are applied retrospectively to all prior periods.